UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Entertainment Activations Inc.
(Exact name of registrant as specified in its charter)

Wyoming

(State or other jurisdiction of incorporation or organization)

47910

(Primary Standard Industrial Classification Code Number)

93-4370785

(I.R.S. Employer Identification Number)

Not Applicable (1)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registered Agents Inc

30 N Gould St

Ste R

Sheridan, WY 82801

(307) 217-4045

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter Klamka

entertainmentactivations@gmail.com

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)	Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

(1) We are a remote-first company. Accordingly, we do not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, stockholder communications required to be sent to our registered agent offices.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS

THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

Entertainment Activations Inc.

5,000,000 SHARES OF COMMON STOCK

Initial Public Offering

This is the initial offering of common stock of Entertainment Activations Corp. We are offering for sale a total of 5,000,000 shares of common stock at a fixed price of $0.02 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Peter C. Klamka, will attempt to sell the shares. He will receive no commission or other remuneration for any shares he may sell.

Entertainment Activations Inc. is a development stage company and currently has limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Entertainment Activations Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of this registration statement, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the OTC Bulletin Board and/or OTC Link. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth company” as defined under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. THEREFORE, BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY THE RISK FACTORS, BEGINNING ON PG. 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “ENTERTAINMENT ACTIVATIONS.” REFERS TO ENTERTAINMENT ACTIVATIONS INC. BECAUSE THIS IS A SUMMARY, IT MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

Cautionary Note on Forward-Looking Statements

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

General Information about the Company

We were incorporated in Wyoming on November 28, 2022. We are a development stage company that was formed to offer entertainment ticketing services via a website platform. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds” elsewhere in this Prospectus).

We have developed a full business plan and opening a preliminary informational website. The company has generated no revenue and has incurred losses since inception.

From inception until the date of this filing, we have had very limited operating activities. Our financial statements from inception through June 30, 2024, reports no revenues and a net loss of $127. Our independent registered public accounting firm has issued an audit opinion for Entertainment Activations Inc.  which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Our President, Peter C. Klamka, will offer shares of our common stock to his friends, family members and business associates.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

◻	the first fiscal year following the fifth anniversary of this offering;
◻	the first fiscal year after our annual gross revenues are $1 billion or more;
◻	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or
◻	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

The Offering

The Issuer:	Entertainment Activations Inc.

Securities Being Offered:	5,000,000 shares of common stock.

Price Per Share:	$0.02

Duration of the Offering:

The offering shall terminate on the earlier of

(i) the date when the sale of all 5,000,000 common shares is completed;

(ii) one year from the date of this prospectus;

(iii) prior to one year at the sole determination of our director Peter Klamka

Gross Proceeds	$100,000

Securities Issued and Outstanding:

There are 1,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our President and Secretary, Peter Klamka.  There are 2,000,000 shares of our Series A Preferred stock issued and outstanding owned by our President and Secretary, Peter Klamka.

Subscriptions	All subscriptions once accepted by us are irrevocable.

Registration Costs	We estimate our total offering registration costs to be approximately $8,700.

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

RISK FACTORS

An investment in our common stock involves a high degree of risk and is speculative in nature.  In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase shares of common stock offered pursuant to this prospectus. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. This risk factor section includes all material risks of which our company is aware  The trading price of our common stock, when and if we are ever able to trade our common stock , could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

We are solely dependent upon the funds to be raised in this offering to start our business. If we don’t raise these proceeds, we will not achieve revenues and profitable operations and our business will likely fail.

Our current operating funds are less than we require to complete our intended operations plan. As of June 30, 2024, we had cash in the amount of $10 and liabilities of $137. As of this date, we have had limited operations and no income. We require the proceeds from this offering to achieve sufficient revenue and profitable operations. There is no assurance that we will be successful in raising the funds from this offering. If we are not successful in raising the said funds our business may fail.

There is substantial uncertainly as to whether we will continue as a going concern.  if we discontinue operations, you will lose your investment.

We have incurred losses since our inception resulting in an accumulated deficit of $127 at June 30, 2024. Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern. In fact, our auditors have issued a going concern opinion in connection with their audit of our financial statements for the fiscal years ended December 31, 2023 and 2022. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months.

Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and to obtain the necessary financing to expand our business operations, market our current product and develop new products.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and generating minimal revenues. We cannot guarantee that we will be successful in generating substantial revenues in the future. Failure to generate revenues will cause us to go out of business.

We are a development stage company and have commenced limited operations in our business. We expect to incur operating losses for the foreseeable future.

We were incorporated on November 28, 2022 and to date have been involved primarily in organizational activities. From inception until now we incorporated the company, prepared a business plan and opened a website that is for information purposes.

We have commenced limited business operations primarily related to organization and planning. Accordingly, we have no way to evaluate the likelihood that our business will be successful.  Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is possible that we will not generate significant revenues or achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because we are small company and have limited capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small company and have limited capital and no revenue, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

If our business plan fails, we will dissolve and our investors may not receive any portion of their investment back.

If we are unable to realize profitable operations, our business will eventually fail. In such circumstances, it is likely that we will dissolve and, depending on our remaining assets at the time of dissolution, we may not be able to return any funds back to investors.

Our sole officer and director may not be able to devote a sufficient amount of time to our business operations, causing our business to fail.

Peter C. Klamka, our President, currently devotes approximately twenty hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Klamka to the Company could negatively impact our business development.

If Peter C. Klamka, our sole officer and director, should resign, that could result in our operations being suspended. If that should occur, our business could fail, and you could lose your entire investment.

We solely, and therefore are extremely depend on the services of our sole officer and director, Peter C. Klamka, for the future success of the business. The loss of the services of Peter C. Klamka could have an adverse effect on our business, financial condition and results of operations. Mr. Klamka is our sole officer and director, and if he should die there will be no one to appoint a new officer and in that event we will have no alternative but to cease operations.

Investors cannot withdraw funds once their subscription agreements are accepted by the Company.  Therefore, because the investment is irrevocable, investors must be prepared that they may lose their entire investment if the business fails.

Investors do not have the right to withdraw invested funds once the subscription agreement is accepted by the Company. Subscription payments will be paid to Entertainment Activations Inc. and held in our corporate bank account.  Once the Company reviews the Subscription Agreements, and determines that they are in good order, and the Company accepts the subscription, investors will not have the right of return of such funds, the investment will become irrevocable.  Therefore, if the business of the Company fails, the investor must be prepared to lose their entire investment in the Company.

Investors in this offering will have limited control over decision making because the company’s sole officer and director controls a majority of the issued and outstanding common stock.

Our sole officer and director Mr. Klamka owns a majority of the outstanding common stock and all of the voting preferred stock at the present time and will continue to own a majority of the voting preferred stock even if the maximum number of common shares is purchased in this offering. As a result of such ownership, investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors, the approval of significant corporate transactions and any change of control and management. This concentrated control may also make it difficult for our stockholders to receive a premium for their shares of their common stock in the event we enter into transactions, which require stockholder approval.

The Company has no “Independent Director”, so actions taken and expenses incurred by our officer and director on behalf of the Company will generally not be subject to “Independent Review”.

Our director owns shares of our common stock and does not receive compensation for services rendered prior to or in connection with our business, he may receive reimbursement for out-of-pocket expenses incurred by him in connection with activities on the Company’s behalf. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of director, which consist of one directors who may seek reimbursement. If our director will not be deemed “independent,” he will generally not have the benefit of independent director examining the propriety of expenses incurred on our behalf and subject to reimbursement. Although the Company believes that all actions taken by our director on the Company’s behalf will be in the Company’s best interests, the Company cannot assure the investor that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in the Company’s best interests, it could have a material adverse effect on our business and plan of operation and the price of our stock held by the public stockholders.

Because we are holding the proceeds of this offering in a corporate bank account, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, you will lose your investment.

Your funds will not be placed in an escrow or trust account, but in a corporate bank account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription. If that happens, you will lose your investment and your funds will be used to pay creditors.

We may in the future issue additional shares of common stock, which will dilute share value of investors in the offering.

Our Articles of Incorporation authorize the issuance of 500,000,000 shares of common stock, par value $0.001 per share, of which 1,000,000 shares are issued and outstanding. We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors in the offering, and might have an adverse effect on any trading market for our common stock.

As an “emerging growth company” under the jobs act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-	Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
-

Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-	Submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
-

Disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Competitors with more resources may force us out of business.

The Internet based ticketing market is highly competitive. There are numerous companies in the industry creating or already operating existing services. All of them are bigger and more established than our company. The principal competitive factors affecting the market for the Company's products include product quality, brand recognition, price and marketing capabilities. There can be no assurance that the Company will be able to compete successfully against current or future competitors based on these and other factors.

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

The market for our services is competitive and rapidly changing, and the barriers to entry are relatively low. With the introduction of new technologies and the influx of new entrants to the market, we expect competition to persist and intensify in the future, which could harm our ability to increase sales, limit customer attrition and maintain our prices.

We are subject to cybersecurity risks.

Cybersecurity risks and attacks continue to increase. Cybersecurity attacks are evolving and not always predictable. Attacks include malicious software, threats to information technology infrastructure, denial-of-service attacks on websites, attempts to gain unauthorized access to data, and other breaches. Data breaches can originate with authorized or unauthorized persons. Authorized persons could inadvertently or intentionally release confidential or proprietary information, and recipients could misuse data. Such events could lead to interruption of our operations or business, unauthorized release or use of information, compromise of data, damage to our reputation, damage to our customers or vendors, and increased costs to prevent, respond to or mitigate any events.

We have identified a material weakness in our internal control over financial reporting that could, if not remediated, result in material misstatements in our financial statements.

We have concluded that there is a material weakness relating to our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.

Specifically, we identified a material weakness relating to the lack of segregation of duties. Although we need to take measures to fully mitigate such material weakness, the measures we expect to take, to improve our internal controls may not be sufficient to address the issues identified, to ensure that our internal controls are effective or to ensure that the identified material weakness will not result in a material misstatement of our annual or interim consolidated financial statements. If we are unable to correct material weaknesses or deficiencies in internal controls in a timely manner, our ability to record, process, summarize and report financial information accurately and within the time periods specified in the rules and forms of the SEC, will be adversely affected. This failure could negatively affect the market price and trading liquidity of our common stock, cause investors to lose confidence in our reported financial information, subject us to civil and criminal investigations and penalties, and materially and adversely impact our business and financial condition.

We may have uninsured or uninsurable risk.

We may be subject to liability for risks against which we cannot insure or against which we may elect not to insure due to the high cost of insurance premiums or other factors. The payment of any such liabilities would reduce the funds available for our normal business activities. Payment of liabilities for which the company does not carry insurance may have a material adverse effect on our financial position and operations.

If we continue to incur net losses, our business will fail.

From our incorporation on November 22, 2022, we have incurred net losses.  We expect losses to continue for the foreseeable future as we build our business. Unless we are able to generate a profit from our business activities, our business will fail.

RISKS ASSOCIATED WITH THIS OFFERING

The trading in our shares will be regulated by the securities and exchange commission rule 15g-9 which established the definition of a “penny stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The term "penny stock" generally refers to a security issued by a very small company that trades at less than $5 per share.

The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $10,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

Market for penny stock has suffered in recent years from patterns of fraud and abuse.

According to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

We will not be required to comply with certain provisions of the Sarbanes-Oxley act for as long as we remain an “emerging growth company.”

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company” as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating. We will be exempt from the auditor attestation requirement concerning management’s report on the effectiveness of internal control over financial reporting for so long as we remain a smaller reporting company.

As a section 15(d) filer, we will not be a fully reporting company.

We will not be subject to the proxy rules under Section 14 of the Exchange Act, the prohibition of short-swing profits under Section 16 of the Exchange Act and the beneficial ownership reporting requirements of Sections 13(d) and (g) of the Exchange Act. If we have less than 300 shareholders following the fiscal year in which our registration statement becomes effective, our periodic reporting obligations under Section 13(a) will be automatically suspended under Section 15(d) of the Exchange Act.

We plan to sell shares in this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

Our status as an “emerging growth company” under the JOBS act of 2012 may make it more difficult to raise capital when we need to do it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTC Bulletin Board and/or OTC Link. The OTC Bulletin Board and/or OTC Link is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTC Bulletin Board and/or OTC Link is not an issuer listing service, market or exchange. Although the OTC Bulletin Board and/or OTC Link does not have any listing requirements per se, to be eligible for quotation on the OTC Bulletin Board and/or OTC Link, issuers must remain current in their filings with the SEC or applicable regulatory authority.

If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board and/or OTC Link. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTC Bulletin Board and/or OTC Link that become delinquent in their required filings will be removed following a 30 day grace period if they do not make their required filing during that time.

We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between the company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

Factors such as announcements of new services by us or our competitors, and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of the stock of many companies and such volatility may be unrelated or disproportionate to the operating performance of those companies.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Peter C. Klamka, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, and/or other information with the SEC.

We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Bulletin Board and/or OTC Link. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,500. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Bulletin Board and/or OTC Link.

THERE IS NO MINIMUM NUMBER OF SHARES THAT MUST BE SOLD IN OUR OFFERING AND NO ASSURANCE THAT THE PROCEEDS FROM THE SALE OF SHARE WILL ALLOW US TO MEET OUR GOALS.

We are selling our shares on a “best efforts” basis, and there is no minimum number of shares that must be sold by us in this Offering. Similarly, there are no minimum purchase requirements. We do not have an underwriter, and no party has made a firm commitment to buy any or all of our securities. We intend to sell the shares through our directors who will not be separately compensated for their efforts. Even if we only raise a nominal amount of money, we will not refund any funds collected from you. Any money we do receive will be immediately used by us for our business purposes. Upon completion of this offering, we intend to utilize the net proceeds to finance our business operations. While we believe that the net proceeds from the sale of all shares in this offering will enable us to meet our business plans and enable us to operate as other than a going concern, there can be no assurance that all these goals can be achieved. Moreover, if less than all of the shares are sold, management will be required to adjust its plans and allocate proceeds in a manner which it believes, in our sole discretion, will be in our best interests. It is highly likely that if not all of the shares are sold there will be a need for additional financing in the future, without which our ability to operate as other than a going concern may be jeopardized. No assurance whatsoever can be given or is made that such additional financing, if and when needed, will be available or that it can be obtained on terms favorable to us. Accordingly, you may be investing in a company that does not have adequate funds to conduct its operations. If that happens, you will suffer a loss of your investment. The funds raised in this offering will not be placed into an escrow account or trust account and will be immediately accessible to the Company.

We have broad discretion in how we use the proceeds of this Offering, and may not use these proceeds effectively, which could affect our results of operations and cause the price of our Common Stock to decline.

We will have considerable discretion in the application of the net proceeds of this Offering. We intend to use the net proceeds from this Offering to fund our business strategy, including without limitation, new and ongoing research and development expenses, offering expenses, working capital and other general corporate purposes, which may include funding for the hiring of additional personnel. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the balance of the net proceeds of this Offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this Offering in a manner that does not produce income or that loses value.

We may terminate this Offering at any time.

We reserve the right to terminate this Offering at any time, regardless of the number of shares of Common Stock sold. In the event that we terminate this Offering at any time prior to the sale of all of the shares of Common Stock offered hereby, whatever amount of capital that we have raised at that time will have already been utilized by the Company and no funds will be returned to subscribers.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale 100%, 75%, 50% and 25% respectively, of the securities offered for sale by the Company.  There is no assurance that we will raise the full $100,000 as anticipated.

	(25% of offering)	(50% of offering)	(75% of offering)	(100% of offering)
Gross proceeds	$25,000	$50,000	$75,000	$100,000

In order of priority, the net proceeds of the offering will be used as follows:

	25% of offering	50% of offering	75% of offering	100% of offering
Office rent	$-	$6,500	$6,500	$6,500
Marketing and advertising	$4,500	$23,000	$48,000	$73,000
Website development and maintenance	$10,000	$10,000	$10,000	$10,000
General and administrative	$10,500	$10,500	$10,500	$10,500
TOTAL	$25,000	$50,000	$75,000	$100,000

The above figures represent only estimated costs.

“General and Administrative Costs” noted above include costs related to accounting, audit, legal and transfer agent costs that we incur in filing reports with the Securities and Exchange Commission, as well as general working capital, which are estimated to be approximately $10,500 per year.

If necessary, Peter C. Klamka, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Bulletin Board and/or OTC Link. Mr. Klamka will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Klamka. Mr. Klamka will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

Determination of the Offering Price

The offering price of 5,000,000 shares being offered has been determined by us arbitrarily. The price does not bear any relationship to our assets, book value, earnings, or any other criteria for valuation of private companies. In determining the number of shares offered and the offering price, we took into account the money needed to implement our business plan. The offering price should not be considered an indication of the value of our securities.

DILUTION

The price of the current offering is fixed at $0.02 per share. This price is significantly higher than the price paid by the Company’s sole director and officer for common equity on January 2, 2023.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Assuming completion of the offering, there will be up to 6,000,000 common shares outstanding.  The following table illustrates the per common share dilution that may be experienced by investors at various funding levels. This table is based on 6,000,000 common shares outstanding as of  June 30, 2024 and total stockholder’s equity of $310 utilizing audited 2023 financial statements and the unaudited 2024 financial statements.

Purchasers of shares in this offering if 100% shares sold

Price per share	$0.02
Dilution per share	$0.0097
Capital contributions	$100,000
Number of shares after offering held by public investors	5,000,000
Percentage of director ownership after offering	50%
Increase per common share attributable to investors	0.0098
Pro forma net tangible book value per common share after offering	0.01043

Purchasers of shares in this offering if 75% of shares sold

Price per share	$0.02
Dilution per share	$0.0111
Capital contributions	$75,000
Number of shares after offering held by public investors	3,750,000
Percentage of director ownership after offering	57.14%
Increase per common share attributable to investors	0.0084
Pro forma net tangible book value per common share after offering	0.0089

Purchasers of shares in this offering if 50% of shares sold

Price per share	$0.02
Dilution per share	$0.0130
Capital contributions	$50,000
Number of shares after offering held by public investors	2,500,000
Percentage of director ownership after offering	66.67%
Increase per common share attributable to investors	0.0065
Pro forma net tangible book value per common share after offering	0.0070

Purchasers of shares in this offering if the 25% of shares sold

Price per share	$0.02
Dilution per share	$0.0156
Capital contributions	$25,000
Number of shares after offering held by public investors	1,250,000
Percentage of director ownership after offering	80.00%
Increase per common share attributable to investors	0.0039
Pro forma net tangible book value per common share after offering	0.0044

SELLING SECURITY HOLDERS

Not applicable, we do not have any selling security holders.

PLAN OF DISTRIBUTION

We have 1,000,000 shares of common stock issued and outstanding as of the date of this prospectus.  We have 1,000,000 shares of our Class A Preferred issued and outstanding. The Company is registering an additional of 5,000,000 shares of its common stock for sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Peter Klamka will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Klamka is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Klamka will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Klamka is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Klamka will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities.

The Company will receive all proceeds from the sale of the 5,000,000 shares being offered. The price per share is fixed at $0.02 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Bulletin Board and/or OTC Link. In order to be quoted on the OTC Bulletin Board and/or OTC Link, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  However, sales by the Company must be made at the fixed price of $0.02.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.02 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $8,700.

The shares of common stock being offered by us have not been registered for sale under the securities laws of any state as of the date of this prospectus.

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

The offering will commence on the date of this prospectus and continue for a period not to exceed 365 days (“Expiration Date”) unless extended by our Board or Directors for an additional 90 days.

MARKET INFORMATION

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales.

DEPOSIT OF OFFERING PROCEEDS

This is a “best effort” offering and, as such, there is no assurance that we will sell any or all of the shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks or wires for subscriptions should be made payable to Entertainment Activations Inc.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.0001 per share. As of July 1, 2024, there were 1,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record, our sole officer and Director.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Wyoming for a more complete description of the rights and liabilities of holders of the Company’s securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We have authorized 1,000,000 shares of Series A Preferred Stock. The Preferred Stock was sold to Peter C. Klamka on January 2, 2023 for $200.00.

Series A Preferred Stock shall vote together with the shares of Common Stock and other voting securities of the Corporation as a single class and, regardless of the number of shares of Series A Preferred Stock outstanding and as long as at least one of such shares of Series A Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Corporation or action by written consent of shareholders. Each outstanding share of the Series A Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series A Preferred Stock.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with the company as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Experts

The validity of the issuance of the shares of common stock offered by us has been passed upon by Paesano Akkashian, PC

Michael Gillespie & Associates, PLLC,our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Michael Gillespie & Associates, PLLC has presented its report with respect to our audited financial statements.

INFORMATION WITH RESPECT TO THE REGISTRANT

Description of Business

Entertainment Activations Inc was incorporated in Wyoming on November 28, 2022, with the vision to create a web platform for promotion, marketing and ticketing for live events and performers, musicians, and creators. We intend to call the platform, Rager.Vip. We have secured the domain www.rager.vip and opened a preliminary website. It is not yet ecommerce enabled to allow for revenue generation.

Our service is designed to cater to both fans seeking to attend live events and organizers and performers seeking to reach an audience. Our initial target customers will be smaller, independent artists and smaller independent venues and festivals that host live events in the United States.

Our expected clientele encompasses a wide range of users, from individuals looking for a night out to event organizers aiming to fill venues. We plan to build a core user base to consist of live music enthusiasts, festival-goers, and fans of standup comedy. Additionally, we aim to serve as the go-to platform for event organizers, including promoters, venues, and artists, seeking an efficient means to distribute tickets directly to their audience.

We foresee our primary customers being those engaged in the live event industry, seeking a user-friendly, cost effective solution.  Private individuals will utilize our platform to discover and attend live events, enhancing their entertainment experience.

Our tickets are to be exclusively sold through our platform, directly from the event organizers to the consumer, ensuring authenticity and fair pricing. We plan to allow users to be able to explore events, purchase tickets, and receive instant confirmation, all within a few clicks on our website.

We believe our future business success will hinge on our commitment to selling fairly priced tickets and providing a personalized user experience. The live event industry is increasingly recognizing the importance of direct, secure ticket sales as a means to enhance attendee satisfaction and event success. Our potential business customers, including concert promoters, independent artists, festival organizers, and venue managers, are expected to find value in our approach.

Our Web Site

Rager.Vip aims to be a cutting-edge online ticketing platform that offers an integrated solution for event creation, promotion, and ticket sales.  Our focus will be smaller venues, independent artists, and festivals. Our platform will be designed to provide a seamless experience for both event organizers and attendees. Rager.vip aims to simplify event ticketing through an intuitive interface and robust marketing tools.

We anticipate offering the following features and benefits on our site:

Artists and Venues

Easy event set up. Rager.vip projects that it will enable organizers to create events effortlessly with customizable templates and user-friendly tools.

Ticketing Options. We plan to offer diverse ticketing options, including general admission, VIP hospitality packages, meet and greet and early bird specials.

Analytics.: We plan to offer organizers have access to real-time sales data and event performance metrics to optimize their events and pricing.

Consumers

User Interface.  We plan to implement on our platform a clean, intuitive interface for easy ticket purchasing and event discovery.

Mobile Compatibility. Rager.vip will be fully compatible with mobile devices, ensuring seamless access.

Personalized Recommendations. Our platform expects to integrate software that will provide personalized event recommendations based on user preferences and past attendance.

Market Opportunity

The global event management and ticketing industry is growing rapidly, driven by the post Covid-19 increased consumer demand for live events and experiences.  Our focus will be on delivering an exceptional user experience and client service to set us apart in this competitive industry. We believe that small and midsized venues are overlooked by our competitors.  Our initial focus will be on venues in the United States.

According to the National Independent Venue Association (NIVA), there are approximately 20,000 independent music venues across the United States. These venues, which include clubs, theaters, and other performance spaces dedicated to live music, dance, spoken word performances, comedy, and theater performance.

Revenue

We expect to charge our venues a yearly subscription fee estimated at $500 and then a commission on each ticket sold.  Festivals and one-time events will plan a reduced fee in our plan.

We also expect to generate advertising and placement fees from event organizers who would like to receive additional placement or premium exposure on our site.  Our tickets are also expected to have a space for sponsorship or advertising that will be visible to the consumer.

Competition

The market for direct marketing and entertainment event promotion is highly competitive.  Numerous online services will compete with us. All of our competitors are substantially larger and more experienced than us and have longer operating histories and have materially greater financial and other resources than us.

Marketing

We plan to focus on direct sales online as we get started. Once we build a reputation and customer base, it will be easier to attract customers. We plan to market our products mainly in US.  To promote our website and services, we are planning to use social media through our own social media accounts when set up as well as by retaining influencers and social media professionals to build awareness of our company.

We also anticipate that performers and venues will assist with the promotion of our site as that will be the location to purchase tickets for their specific events.

Employees; Identification of Certain Significant Employees.

We have no employees other than our sole officer and director, Peter Klamka, who currently devotes approximately twenty hours per week to company matters

PATENTS AND TRADEMARKS

Currently, we do not own, either legally or beneficially, any patents or trademarks

Government Regulation

We are subject to compliance with laws, governmental regulations, administrative determinations, court decisions and similar constraints.

DESCRIPTION OF PROPERTY

We do not have a physical office at this time. We intend to operate virtually for the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We are a development stage corporation with limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate significant revenues until we have raised the funds necessary to conduct a marketing program. There is no assurance we will ever generate revenue even if we raised all necessary funds.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise 25% of money from this offering, we believe it will fund operations for approximately three months, but with limited funds available to build and grow our business. If we raise 100% of money from this offering, we believe the money will last for one year and also provide funds for a growth strategy.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so.  If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

PLAN OF OPERATION

As of June 30, 2024, our cash balance was $10. We may not be able to raise sufficient funds from this offering to sustain our operations. Peter Klamka, our Chairman, President, and Secretary, has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees.  Mr. Klamka, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.   We do not currently have any arrangements for additional financing. We do not maintain a formal office. The address of our registered agent is 30 N Gould St Ste R Sheridan, WY 82801.

After the effectiveness of our registration statement by the SEC, we intend to concentrate our efforts on raising capital.  During this period, our operations will be limited due to the limited amount of funds on hand.   Our plan of operations following the completion is as follows:

If we complete 25% of the offering described in this prospectus, we expect to receive net proceeds of $25,000.  We are planning to spend $10,000 in the website development and maintenance, $4,500 on marketing and advertising. It will also cover the estimated $11,000 in expenses that we will incur as a result of our offering.  We will rely upon the proceeds that we receive from the sale of our services and loans from our president in order to cover the balance of general and administrative expenses, as well as marketing and advertising costs.

If we complete 50% of the offering described in this prospectus, we expect to receive net proceeds of $50,000. Of this amount, we intend to allocate $6,500 towards the office rent, Website development and maintenance $10,000 and Marketing and advertising expenses of $23,000. It will also cover the estimated $10,500 in expenses that we will incur as a result of our offering.  We will rely upon the proceeds that we receive from the sale of our services and loans from our president in order to cover the balance of general and administrative expenses, as well as marketing and advertising costs.

If we complete 75% of the offering described in this prospectus, we expect to receive net proceeds of $75,000.  Of this amount, we intend to allocate $6,500 the office rent, Website development and maintenance $10,000 and Marketing and advertising expenses of $48,000. It will also cover the estimated $10,500 in expenses that we will incur as a result of our offering.  We will rely upon the proceeds that we receive from the sale of our services and loans from our president in order to cover the balance of general and administrative expenses, as well as marketing and advertising costs.

If we are successful in completing 100% of offering described in this prospectus, of which there is no assurance, we expect to receive net proceeds of $100,000.  Of this amount, we would allocate $6,500 towards the office rent. We will allocate for website developing and maintenance $10,000. We would also allocate $73,000 of the proceeds to marketing and advertising costs. We will print advertising materials: brochures, flyers.  We will place advertisements for our product in appropriate magazines, websites and social media platforms. It will also cover the estimated $10,500 in expenses that we will incur as a result of our offering.  We will rely upon the proceeds that we receive from the sale of our services and loans from our president in order to cover the balance of general and administrative expenses, as well as marketing and advertising costs.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations from inception on November 28, 2022 to June 30, 2024.

During the period we incorporated the company, prepared a business plan and executed service contracts. Our loss since inception is $127.

We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering and raised sufficient funding.

 LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2024, the Company had $10 cash and our liabilities were $137. The available capital is not sufficient for the Company to remain operational.

Since inception, we have sold 1,000,000 shares of common stock in one offer and sale, which was to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $100.00.  We have also sold 1,000,000 shares of Preferred Stock for $200.00

We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise the necessary funds to proceed with all phases of our plan of operation.  The sources of funding we may consider to fund this work is public offering.

As of the date of this registration statement, the current funds available to the Company are not sufficient to continue maintaining our reporting status until we raise funds from this offering.  The company’s sole officer and director, Peter Klamka, has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan until minimum required proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. We believe that we will obtain this loan from our director as he is the majority owner of the company and therefore has an incentive to finance us.

Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, your investment previously made may be lost in its entirety.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,500.

Management believes that the net proceeds, assuming a minimum of $25,000, is raised (provided that we are not required to raise any minimum amount of funding in the offering), will be sufficient to sustain operations and to pay for our costs of being a reporting company for 12 months. However, after one year we may need to raise additional financing.

We will be highly dependent upon the success of future private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations.  As a result, investors would lose all of their investment.

We will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002.  This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

INCOME TAXES

Entertainment Activations Inc. accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used of financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting Standards Codification Topic 820, “Disclosures About Fair Value of Financial Instruments”, requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company’s financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Peter Klamka	55	President, Secretary, Treasurer and Director
4515 Dean Martin Dr. Las Vegas, NV 89103

Peter Klamka, 55, has been CEO and Chairman of the Company since November 28, 2022. Mr. Klamka is a private investor who brings twenty-five (25) years of business experience. Peter has a diverse knowledge of financial, legal and operations management; public company management, accounting, audit preparation, due diligence reviews and corporate fundraising.

Other expertise includes early stage company capital restructuring, product licensing, business development, marketing, debt financing,  and mergers and acquisitions.

Since 2018, Mr. Klamka has also served as the managing member of More Management, LLC a company that provides advisory services to well known celebrities and consumer brands.  Mr. Klamka does not serve as an officer or director for any other publicly traded companies.

Mr. Klamka was selected to serve as a director due to his extensive knowledge of the capital markets, abilities in assessing business strategies and possible risks, and his expertise with early stage ventures.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the business statutes of the State of Wyoming.  Our officers are appointed by Mr. Klamka and hold office until removed by him or until their resignation.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Committees of the Board

Our Company currently does not have nominating, compensation or audit committees or committees performing similar functions, nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the sole director.

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The sole director believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the sole director and we do not have any specific process or procedure for evaluating such nominees. The sole director will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our sole director may do so by directing a written request addressed to our president and director, at the address appearing on the first page of this prospectus.

CORPORATE GOVERNANCE

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s sole director is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The sole director reviews the Company's internal accounting controls, practices and policies.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary and all other executive officers (collectively, the “Named Executive Officers”) from inception on November 22, 2022 until July 31, 2024.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Peter Klamka, President, Treasurer and Secretary	November 23, 2022 until June 30, 2024	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officers.

Mr. Klamka currently devotes approximately twenty hours per week to manage the affairs of the Company.  He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries.  At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Outstanding Equity Awards since Inception

None

Long-Term Incentive Plans

We currently have no long-term incentive plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Klamka purchased one hundred percent of the Series A Preferred stock for $100 on February 1, 2024 and 1,000,000 shares of common stock on November 29, 2022 for $200.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of June 30, 2020 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Preferred Stock Series A	Peter Klamka 4515 Dean Martin Dr Las Vegas, NV 89103	2,000,000	100%
Common Stock	Peter Klamka 4515 Dean Martin Dr Las Vegas, NV 89103	1,000,0000	100%

A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on April 30, 2024.  As of April 30, 2024, there were 1,000,000 shares of our common stock issued and outstanding.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the OTC Bulletin Board and/or OTC Link upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have one (1) holder of record of our common stock. We have one (1) holder of our Series A Preferred.

Stock Option Grants

To date, we have not granted any stock options.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

MATERIAL CHANGES

None.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

None.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act of 1934, as amended.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the company, are as follows:

Legal Fees	$1,500
Edgarizing	$2,500
Accounting	$4,500
Transfer Agent	$2,500

Item 14. Indemnification of Directors and Officers.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1Article 6 of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

2Section 17-16-856 of the Wyoming Revised Statutes.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Item 15. Recent Sales of Unregistered Securities.

Entertainment Activations Inc. is authorized to issue up to 500,000,000 shares of common stock with a par value of $0.001 and 2,000,000 shares of preferred stock with a par value of $0.001. The company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

Since inception, the Company has sold the following securities, which were not registered under the Securities Act of 1933, as amended:

We have issued 1,000,0000 shares of common stock to Peter Klamka, our sole officer and director and 2,000,000 shares of preferred stock to Peter Klamka, our sole officer and director.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

Item 16. Exhibits

Exhibit No.	Document Description
3.1	Articles of Incorporation of Entertainment Activation
3.2	Amendment to Articles of Incorporation
3.3	Certificate of Preferences
3.4	Bylaws of Entertainment Activations
5.1	Opinion of Paesano Akkashian, PC
23.1	Consent of Auditor
99.1	Form of Subscription Agreement
107	Filing Fee Table

Description of Exhibits

Exhibit 3(i)

Articles of Incorporation of Entertainment Activations Inc

Exhibit 3(ii)

Bylaws of Entertainment Activations Inc.

Exhibit 5

Opinion of Paesano Akkashian, PC dated July 16, 2024 regarding the legality of the securities being registered.

Exhibit 10.4

Subscription Agreement.

Exhibit 23(i)

Consent of MICHAEL GILLESPIE & ASSOCIATES, PLLC dated July 16, 2024, regarding the use in this Registration Statement of their report of the auditors and financial statements of Entertainment Activations Inc. for the year ended December 31, 2023.

Exhibit 23(ii)

Consent of counsel, Paesano Akkashian PC, (counsel’s consent is located in the legal opinion filed as Exhibit 5 to this registration statement)

Exhibit 107

Filing Fee Table

MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

Vancouver, WA 98666

206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders & Board of Directors

Entertainment Activations, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Entertainment Activations, Inc. as of December 31, 2023 and from the period from November 28, 2022 (inception) through December 31, 2022 and the related statements of operations, changes in stockholders’ deficit, cash flows, and the related notes (collectively referred to as “financial statements”) for the year ended December 31, 2023 and from November 28, 2022 (inception) through December 31, 2022. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022 and the results of its operations and its cash flows for the year ended December 31, 2023 and for the period from November 28, 2022 (inception) through December 31, 2022 in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #4 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ MICHAEL GILLESPIE & ASSOCIATES, PLLC

We have served as the Company’s auditor since 2024.

PCAOB ID: 6108

Vancouver, Washington

July 10, 2024

ENTERTAINMENT ACTIVATIONS INC.
Statements of Financial Position
(Unaudited)
(Expressed in U.S. dollars, unless otherwise stated)

	June 30, 2024	December 31, 2023
Assets

Cash	$210	$10
Total current assets	210	10

Total Assets	$210	$10

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
Loan from related parties	$137	$137
Total current liabilities	137	137

Total liabilities	137	137

Commitments and Contingencies	-	-

Stockholders' Equity (Deficit)

Common stock, $0.0001 par value; 500,000,000 shares authorized, 1,000,000 and 1,000,000 issued and outstanding, respectively	100	100
Preferred stock, $0.0002 par value; 1,000,000 shares authorized, 1,000,000 and 1,000,000 issued and outstanding, respectively	200	200
Stock subscription receivable	(100)	(300)
Additional paid-in capital	-	-
Retained earnings (deficit)	(127)	(127)

Total Stockholders' Equity	73	(127)

Total Liabilities and Stockholders' Equity	$210	$10

See accompanying notes to financial statements

ENTERTAINMENT ACTIVATIONS INC.
Statements of Operations
(Unaudited)
(Expressed in U.S. dollars, unless otherwise stated)

	Three Months ended	Three Months ended	Six Months ended	Six Months ended
	June 30, 2024	Friday, June 30, 2023	June 30, 2024	Friday, June 30, 2023

REVENUES
Revenues	$-	$-	$-	$-
	-	-	-	-
OPERATING EXPENSES
General and administrative	-	-	-	-

Total Operating Expenses	-	-	-	-

Operating Income (Loss)	-	-	-	-

Other Income (Expense)
Other Income (Expense)	-	-	-	-

Income (Loss) from continuing operations	-	-	-	-

Net Income (Loss)	$-	$-	$-	$-

Net Income (Loss) per common share - Basic and Diluted	$-	$-	$-	$-

Weighted average number of common shares outstanding during the period - basic and diluted	1,000,000	1,000,000	1,000,000	1,000,000

See accompanying notes to financial statements

ENTERTAINMENT ACTIVATIONS INC.
Statements of Cash Flows
(Unaudited)
(Expressed in U.S. dollars, unless otherwise stated)

	Three Months ended	Three Months ended	Six Months ended	Six Months ended
	June 30, 2024	Friday, June 30, 2023	June 30, 2024	Friday, June 30, 2023

Cash Flows from Operating Activities
Net Income (Loss)	$-	$-	$-	$-

Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation	-	-	-	-
Interest expense	-	-	-	-

Changes in operating assets and liabilities
Accounts receivable	-	-	-	-
Accounts payable and accrued liabilities	-	-	-	-

Net Cash Used in Operating Activities	-	-	-	-

Cash Flows from Financing Activities
Loan from related parties	-		-
Proceeds from stock subscription receivable	200	-	200
Issuance of common stock	-	-	-	-

Net Cash Provided by Financing Activities	200	-	200	-

Net Change in Cash	200	-	200	-

Cash and Cash Equivalents - Beginning of period	10	-	10	-

Cash and Cash Equivalents - End of period	$210	$-	$210	$-

Supplemental disclosure of cash flow information:

Issuance of preferred stock via stock subscription receivable	$-	$-	$-	$-
Issuance of preferred stock via stock subscription receivable	$-	$-	$-	$-
Cash paid for interest	$-	$-	$-	$-
Cash paid for taxes	$-	$-	$-	$-

See accompanying notes to financial statements

ENTERTAINMENT ACTIVATIONS INC.
Statements of Changes in Stockholders' Equity
For Six Months ended June 30, 2024 and 2023
(Unaudited)
(Expressed in U.S. dollars, unless otherwise stated)

	Common Stock		Preferred Stock		Stock	Additional		Total
					Subscription	Paid-in	Retained	Stockholders'
	Shares	Amount	Shares	Amount	receivable	Capital	Earnings (Deficit)	Equity

Balance - December 31, 2022	1,000,000	$100	1,000,000	$200	$(300)	$-	$(127)	$(127)
Net income (loss)	-	-	-	-		-	-	-
Balance - June 30, 2023	1,000,000	$100	1,000,000	$200	$(300)	$-	$(127)	$(127)

Balance - December 31, 2023	1,000,000	$100	1,000,000	$200	$(300)	$-	$(127)	$(127)

Change in subscription receivable	-	-	-	-	200	-	-	200
Net income (loss)	-	-	-	-	-	-	-	-
Balance - June 30, 2024	1,000,000	$100	1,000,000	$200	$(100)	$-	$(127)	$73

ENTERTAINMENT ACTIVATIONS INC.
Statements of Changes in Stockholders' Equity
For Three Months ended June 30, 2024 and 2023
(Unaudited)
(Expressed in U.S. dollars, unless otherwise stated)

	Common Stock		Preferred Stock		Stock	Additional		Total
					Subscription	Paid-in	Retained	Stockholders'
	Shares	Amount	Shares	Amount	receivable	Capital	Earnings (Deficit)	Equity

Balance - April 1, 2023	1,000,000	$100	1,000,000	$200	$(300)	$-	$(127)	$(127)
Net income (loss)	-	-	-	-		-	-	-
Balance - June 30, 2023	1,000,000	$100	1,000,000	$200	$(300)	$-	$(127)	$(127)

Balance - April 1, 2024	1,000,000	$100	1,000,000	$200	$(300)	$-	$(127)	$(127)
Change in stock subscription receivable	-	-	-	-	200	-	-	200
Net income (loss)	-	-	-	-	-	-	-	-
Balance - June 30, 2024	1,000,000	$100	1,000,000	$200	$(100)	$-	$(127)	$73

See accompanying notes to financial statements

ENTERTAINMENT ACTIVATIONS INC.

Notes to Financial Statements

As of June 30, 2024 and for Six Months ended June 30, 2024

Note 1: Description of Business and Basis of Presentation

Organization

Entertainment Activations Inc. (the "Company") is a Wyoming corporation incorporated on November 28, 2022. The Company’s is developing an online ticketing exchange called Rager.vip. The company has commenced limited operations. The Company’s principal office address is 50 N. Gould St, Suite R, Sheridan, WY 82801.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company’s fiscal year ends on December 31.

Note 2: Significant Accounting Policies

Use of Estimates and Assumptions

The preparation of financial statements in conformity with U.S. GAAP requires us to employ estimates and make assumptions that affect the reported amounts of certain assets and liabilities; the revenues and expenses reported for the periods covered by the financial statements; and certain amounts disclosed in these Notes to the Financial Statements. Although such estimates and assumptions are based on management’s most recent assessment of the underlying facts and circumstances utilizing the most current information available and past experience, actual results could differ significantly from those estimates and assumptions. Our estimates, judgments and assumptions are evaluated periodically and adjusted accordingly.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of nine months or less to be cash equivalents. As of June 30, 2024 and December 31, 2023, the Company had no cash equivalents.

Income (Loss) Per Share

Basic and diluted net income (loss) per common share is computed based upon the weighted average common shares outstanding as defined by FASB ASC No. 260, “Earnings Per Share.” Diluted loss per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. For the six months ended June 30, 2024 and June 30, 2023, the Company has no shares potentially issued upon conversion of and warrants and convertible debt, that were not included in the computation of dilutive loss per share for the six months ended June 30, 2024 and June 30, 2023, respectively.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse.

The Company adopted the provisions of Accounting Standards Codification (“ASC”) Topic 740-10, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

Management has evaluated and concluded that there are no material tax positions requiring recognition in the Company’s financial statements as of December 31, 2023. The Company does not expect any significant changes in its unrecognized tax

ENTERTAINMENT ACTIVATIONS INC.

Notes to Financial Statements

As of June 30, 2024 and for Six Months ended June 30, 2024

benefits within twelve months of the reporting date. The Company’s 2022, and 2023 tax returns remain open for audit for Federal and State taxing authorities.

The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the statement of operations.

Property and Equipment

Property and equipment is recorded at cost and depreciated or amortized using the straight-line method over the estimated useful life of the asset or the underlying lease term for leasehold improvements, whichever is shorter onset the property and equipment is put into service.

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with GAAP. For certain of our financial instruments, including cash, accounts payable, and the short-term portion of long-term debt, the carrying amounts approximate fair value due to their short maturities.

We adopted accounting guidance for financial and non-financial assets and liabilities (ASC 820). The adoption did not have a material impact on our results of operations, financial position, or liquidity. This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements. This guidance does not apply to measurements related to share-based payments. This guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

i.	Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

ii.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

iii.	Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

Stock Subscription Receivable

The Company records stock issuances at the effective date.  If the subscription is not funded upon issuance, the Company records a stock subscription receivable as an asset on a balance sheet.  When stock subscription receivables are not received prior to the issuance of financial statements at a reporting date in satisfaction of the requirements under FASB ASC 505-10-45-2, the stock subscription receivable is reclassified as a contra account to stockholders’ equity (deficit) on the balance sheet.

Stock-Based Compensation

In December 2004, the FASB issued FASB ASC No. 718, Compensation – Stock Compensation. Under FASB ASC No. 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant- date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company applies this statement prospectively.

ENTERTAINMENT ACTIVATIONS INC.

Notes to Financial Statements

As of June 30, 2024 and for Six Months ended June 30, 2024

Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by FASB ASC No. 718. FASB ASC No. 505, Equity Based Payments to Non-Employees defines the measurement date and recognition period for such instruments. In general, the measurement date is when either a (a) performance commitment, as defined, is reached or (b) the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB ASC.

Business Segments

The Company operates in one segment and therefore segment information is not presented.

Revenue Recognition

Under ASC No. 606 — Revenue from Contracts with Customers. Under ASC No. 606, the Company recognizes revenue by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. For the comparative periods, revenue has not been adjusted and continues to be reported under ASC No. 605 — Revenue Recognition. Under ASC No. 605, revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the performance of service has been rendered to a customer or delivery has occurred; the amount of fee to be paid by a customer is fixed and determinable; and (4) the collectability of the fee is reasonably assured.

Concentration of Credit Risk

The Company currently maintains cash balances at one FDIC-insured banking institution. Deposits held in noninterest-bearing transaction accounts are insured up to a maximum of $250,000 at all FDIC-insured institutions. As of June 30, 2024 and December 31, 2023, the Company had no cash balances above the FDIC-insured limit, respectively.

Interim financial statements

The financial statements as of June 30, 2024, and for the six months ended June 30, 2024 and 2023, are unaudited and are presented pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim consolidated financial statements. Accordingly, the financial Statements should be read in conjunction with the financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC.

The accompanying condensed financial statements have been prepared by the Company without audit. In the opinion of management, the accompanying financial statements reflect all adjustments (which are of a normal recurring nature) necessary to state fairly, in all material respects, the financial position, results of operations and cash flows for the interim periods, but are not necessarily indicative of the results of operations to be anticipated for the year ended December 31, 2024.

Note 3: Stockholders’ Equity

The Company is authorized to issue two classes of capital stock designated “common stock” and “preferred stock”. The number of shares to be included in a class as well as each series’ designation, relative powers, dividend and other preferences, rights and qualifications, redemption provisions and restrictions are to be fixed by those charged with governance of the Company’s at the time each class or series is issued. Except as may be provided by the Company in a preferred stock designation, or otherwise provided for by statute, the holders of shares of common stock have the exclusive right to vote for the election of directors and on all other matters requiring stockholder action. The holders of shares of common stock are entitled to dividends if and when declared by the Company from whatever assets are legally available for that purpose.

ENTERTAINMENT ACTIVATIONS INC.

Notes to Financial Statements

As of June 30, 2024 and for Six Months ended June 30, 2024

Common Stock

The Company is authorized to issue 1,000,000 shares of common stock with a par value of $0.0001 per share.

On April 1, 2024 the Company filed a certificate of amendment with the Secretary of State of the State of Wyoming in order to increase the authorized shares of common stock from 1,000,000 to 500,000,000. The Certificate of Amendment became effective on April 1, 2024. The change in authorized shares is reflected retroactively in the accompanying financial statements and footnotes.

As of June 30, 2024, and December 31, 2023, we had 1,000,000 and 1,000,000, respectively, shares of common stock issued and outstanding.

Preferred Stock

The Company is authorized to issue Series A Preferred Stock (“Preferred Stock”) with 1,000,000 shares authorized and a par value of $0.0002 per share. As of June 30, 2024, and December 31, 2023, we had 1,000,000 and 1,000,000, respectively, shares of Preferred Stock issued and outstanding.

The holders of Preferred Stock will have the voting rights and shall vote together with the shares of Common Stock and other voting securities of the Corporation as a single class and, regardless of the number of shares of Preferred Stock outstanding and as long as at least one of such shares of Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Corporation or action by written consent of shareholders. Each outstanding share of the Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Preferred Stock.

Note 4: Liquidity, Going Concern and Management’s Plans

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. However, the Company has not generated any revenues to date and has accumulated losses to date.  The Company does not currently have any revenue generating operations.  These conditions, among others, raise substantial doubt about the ability of the Company to continue as a going concern.

In view of these matters, continuation as a going concern is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to, meets its financial requirements, raise additional capital, and the success of its future operations. The financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should the Company not continue as a going concern.

Management plans to fund operations of the Company through advances from existing shareholders, private placement of restricted securities or the issuance of stock in lieu of cash for payment of services until such a time as a business combination or other profitable investment may be achieved. There are no written agreements in place for such funding or issuance of securities and there can be no assurance that such will be available in the future.  Management believes that this plan provides an opportunity for the Company to continue as a going concern.

Management’s strategic plans include the following:

●	Pursuing additional capital raising opportunities;
●	Executing business plan and commercializing its ticketing operation. Developing relationships with venues, artists, and festivals for its ticketing services.
●	Continuing to explore and execute prospective partnering or marketing opportunities; and

ENTERTAINMENT ACTIVATIONS INC.

Notes to Financial Statements

As of June 30, 2024 and for Six Months ended June 30, 2024

The Company has cash on hand of $210 at June 30, 2024. Although the Company intends to raise additional debt (third party and related party lenders) or equity capital, the Company expects to incur losses from operations and have negative cash flows from operating activities for the near-term. These losses could be significant as the Company executes its business plan.

Note 5: Subsequent Events

The Company has evaluated subsequent events through the date the financial statements were issued and has determined that there are the following events to disclose that would impact the financial statements.

The Company has incurred additional $8,300 in professional fees as a related party loan.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to director, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registrant statement to be duly signed on its behalf by the undersigned, thereunto duly authorized August 1, 2024.

By:	/s/ Peter Klamka
Peter Klamka
(Principle Executive Officer)

By:	/s/ Peter Klamka
Peter Klamka,
President, Director, Treasurer and Secretary

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Peter Klamka
Peter Klamka,
President, Director, Treasurer and Secretary
Date:

By:	/s/ Peter Klamka
Peter Klamka
President, Director, Treasurer and Secretary